Exhibit 99.1

Executive Employment Agreement

This Executive Employment Agreement (this “Agreement”) is made as of this 17th day of June 2007, by and between CyberSource Corporation, a Delaware corporation (“Employer” or the “Parent”), and Roy Banks of 6174 Thornton Circle, Highland, Utah 84003 (the “Executive”) (collectively, the “parties”).

WHEREAS, Executive is currently employed by Authorize.Net Holdings, Inc. (“Company”); and,

WHEREAS, pursuant to an Agreement and Plan of Reorganization by and among the Parent, Congress Acquisition-Sub, Inc. (the “Merger Sub”), Congress Acquisition Sub 1 LLC (“Merger Sub LLC”), and the Company (the “Merger Agreement”), the Merger Sub and the Company will be merged and the resulting corporation will be merged with and into the Merger Sub LLC, with the Merger Sub LLC surviving as a wholly-owned subsidiary of the Parent; and

WHEREAS, the parties wish to provide for the Executive’s employment as President of Merger Sub LLC (or Authorize.Net LLC) with Employer following the Merger, beginning on the Effective Date as defined in the Merger Agreement;

NOW, THEREFORE, subject to the terms of the Merger Agreement and contingent upon the consummation of the Merger, the parties agree as follows:

1. Definition of Terms. As used herein, the following terms shall have the following respective meanings. All capitalized terms not defined herein shall have the meanings defined in the Merger Agreement.

(a) “Cause” shall mean: (i) Executive commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Executive willfully engages in conduct that is in bad faith and materially injurious to Employer, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) Executive commits a material breach of this Agreement; (iv) Executive willfully refuses to implement or follow a lawful policy or directive of Employer; or (v) Executive engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally. Employer may terminate Executive’s employment For Cause at any time, without any advance notice. Employer shall pay to Executive all compensation to which Executive is entitled up through the date of termination, subject to any other rights or remedies of Employer under law; and thereafter all obligations of Employer under this Agreement shall cease.

(b) “Effective Time” shall have the meaning set forth in the Merger Agreement.

(c) “Good Reason” shall mean (i) a reduction in the Executive’s annual base salary, as set forth in Section 3(a) below, or in Executive’s Variable Compensation or Annual Bonus targets as set forth in Section 3(c) and (d), except for across-the-board salary reductions similarly affecting all management personnel of the Company or Employer; or (ii) the relocation of the primary office where the Executive is to perform his duties by more than 35 miles from its location on the Effective Date; or (iii) a significant diminution of duties of Executive such as the Executive no longer directing the activities of the Authorize.Net LLC sales team, or the Executive no longer primarily influencing the delivery of support, services, and features directed to, and associated with, Authorize.Net LLC customers; or (iv) Executive no longer reporting directly to the CEO of Employer.

(d) “Release” shall mean a release of claims by the Executive in favor of Employer and the other parties, in the form attached hereto as Exhibit A.

(e) “Term” shall mean the period commencing as of the Effective Time and continuing in effect through December 31, 2008; provided, however, that commencing on January 1, 2009, and on each January 1 thereafter, the Term shall be automatically extended for one additional year unless, not later than 180 days prior to the scheduled expiration of the Term (or any extension thereof), Employer shall have given the Executive written notice that the Term will not be extended.

2. Position and Responsibilities.

(a) Position. Subject to the consummation of the Merger, Employer shall employ the Executive as President of Authorize.net LLC reporting to Employer’s Chief Executive Officer. The Executive shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to the Executive by Employer. The Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time in Employer’s sole discretion.

(b) Other Activities. Except upon the prior written consent of Employer, Executive will not, during the term of this Agreement, (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with Executive’s duties and responsibilities hereunder or create a conflict of interest with Employer.

(c) No Conflict. The Executive represents and warrants that his execution of this Agreement, employment with Employer, and the performance of his proposed duties under this Agreement shall not violate any obligations he may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity.

3. Compensation and Benefits.

(a) Base Salary. In consideration of the services to be rendered under this Agreement, Employer shall pay the Executive a salary at the rate of Two Hundred and Seventy-five Thousand Dollars ($275,000) per year (“Base Salary”). The Base Salary shall be paid in accordance with Employer’s regularly established payroll practice. The Executive’s Base Salary will be reviewed from time to time in accordance with the established procedures of Employer for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of Employer.

(b) Stock Options. The Executive shall be provided with an option to purchase 395,000 shares of the Common Stock of the Employer (the “Employer Stock Options”), provided that Executive acknowledges and understands that Executive will not be eligible for consideration for additional option grants until 2010. The price per share of the Employer Stock Options shall be the closing price of the Employer’s common stock as listed on the NASDAQ Global Market on the Executive’s first day of employment by the Employer (which is anticipated to be the date on which the Effective Time takes place). The Executive’s entitlement to stock options is conditioned upon his signing of the applicable stock option agreement and is subject to its terms and the terms of the applicable stock option plan under which the options are granted. Among other things set forth in the stock option agreement, one quarter of the stock options will vest upon the first anniversary of the Executive’s employment with Employer, and, thereafter, the remaining unvested options will vest at a rate of 1/48 per month on the first day of each calendar month following the first anniversary.

(c) Variable Compensation. Executive shall be eligible for annual variable compensation of One Hundred Thousand Dollars ($100,000) (“Variable Compensation”), based on achievement of targets established by Employer’s Board of Directors, which targets may be amended at any time at the sole discretion of Employer’s Board of Directors or Compensation Committee. Such Variable Compensation shall be determined and payable on a quarterly basis.

(d) Bonus. Executive shall be eligible for an annual target incentive bonus equal to Twenty-Five Thousand Dollars ($25,000) (“Target Bonus”), based on Employer’s overachievement of overall operating income plan targets established by Employer’s Board of Directors, which targets may be amended at any time at the sole discretion of Employer’s Board of Directors or Compensation Committee.

(e) Benefits. The Executive shall be eligible to participate in the benefits made generally available by Employer to similarly-situated executives, in accordance with the benefit plans established by Employer, and as may be amended from time to time in Employer’s sole discretion, including paid vacation accruing at a rate of five weeks per year.

(f) Expenses. Employer shall reimburse the Executive for reasonable business expenses incurred in the performance of the Executive’s duties hereunder in accordance with Employer’s expense reimbursement guidelines.

4. At-Will Employment; Termination for Cause; Termination Without Cause.

(a) At-Will Termination. The Executive’s employment with Employer shall be “at-will” at all times. Either Employer or the Executive may terminate the employment relationship at any time, with or without cause or advance notice, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of Employer relating to the employment, discipline or termination of its employees. Upon and after such termination, all obligations of Employer under this Agreement shall cease, except as otherwise provided herein.

(b) Termination for Cause. Employer may terminate Executive’s employment for Cause at any time, without any advance notice. Employer shall pay to Executive all compensation to which Executive is entitled up through the date of termination, subject to any other rights or remedies of Employer under law; and thereafter all obligations of Employer under this Agreement shall cease.

(c) Termination Without Cause; Good Reason.

i) In the event that, between the Effective Date and expiration of the Term on December 31, 2008, Employer terminates the Executive’s employment without Cause, or Executive terminates his employment with Employer for Good Reason, subject to the Executive’s execution of the Release and the provisions of Section (4)(c)(iii) below, (1) Employer shall pay the Executive in one lump sum payment an amount equal to one times his then-current Base Salary plus one times the Variable Compensation earned by the Executive in respect of the immediately preceding calendar year (or, if the Board of Directors or Compensation Committee has not yet made a determination regarding the amount of such Annual Bonus, one times 60% of the Executive’s target Variable Compensation) plus one times the Target Bonus earned by the Executive in respect of the immediately preceding calendar year (or, if the Board of Directors or Compensation Committee has not yet made a determination regarding the amount of such Target Bonus, one times 60% of the Executive’s Target Bonus); and (2) the Executive and his family members will be eligible to continue his group health insurance coverage in accordance with the federal COBRA law. The Executive shall not be entitled to any severance payments or benefits if Executive’s employment is terminated for Cause or due to Executive terminating his employment for other than Good Reason; or due to expiration or non-renewal of the Term.

ii) Should the Executive or any of his family members elect COBRA continuation coverage during the twelve-month period immediately following the Executive’s termination pursuant to Section 4(b)(i) hereof, Employer shall be responsible for paying the difference between the cost of COBRA continuation coverage and the premium contribution amount applicable to the Executive as of the date of such termination of employment, subject to any applicable rate adjustments by carrier or Employer. After such twelve-month period ends, if Executive or any of his family members elect to continue COBRA coverage, Executive will be responsible for all of the premium payments. Information about Executive’s rights under COBRA and forms for electing continuation coverage will be provided to Executive by a separate letter on or about the date of such termination of employment.

iii) Notwithstanding anything herein to the contrary, (a) in the event that the compensation payable to the Executive hereunder would constitute an excess parachute payment as defined in Section 280G of the Internal Revenue Code, Employee shall have the right to reduce such compensation to an amount that would avoid the application of said Section 280G, and (b) to the extent that Employer in good faith determines that amounts that are or may become payable to the Executive upon termination of employment hereunder are required to be suspended or delayed for a period of six months in order to satisfy the requirements of Internal Revenue Code Section 409A, then Employer shall so advise the Executive, any such payments shall be suspended and accrued for six months, whereupon said payments shall be paid to the Executive in a lump sum.

5. Termination Obligations.

(a) Return of Property. The Executive agrees that all property (including without limitation all equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by the Executive incident to the Executive’s employment belongs to Employer and shall be promptly returned to Employer upon termination of the Executive’s employment.

(b) Resignation and Cooperation. Upon termination of the Executive’s employment, the Executive shall be deemed to have resigned from all offices and directorships then held with Employer. Following any termination of employment, the Executive shall cooperate with Employer in the winding up of pending work on behalf of Employer and the orderly transfer of work to other employees. The Executive shall also cooperate with Employer in the defense of any action brought by any third party against Employer that relates to the Executive’s employment by Employer.

6. Inventions and Proprietary Information; Prohibition on Third Party Information.

(a) Confidentiality Agreement. The Executive agrees to sign and be bound by the terms of Employer’s Agreement Regarding Confidentiality and Inventions, which is attached as Exhibit B (“Confidentiality Agreement”).

(b) Restrictive Covenants. The Executive acknowledges that because of his position in Employer, he will have access to material intellectual property and confidential information. The Executive agrees to sign and be bound by the terms of the Non-Competition and Non-Solicitation Agreement to be executed in connection with the Merger Agreement.

(c) Non-Disclosure of Third Party Information. The Executive represents and warrants and covenants that he shall not disclose to Employer, or use, or induce Employer to use, any proprietary information or trade secrets of third parties at any time; and the Executive acknowledges and agrees that any violation of this provision shall be grounds for immediate termination of his employment. The Executive further specifically and expressly acknowledges that no officer or other employee or representative of Employer has requested or instructed him to disclose or use any such third party proprietary information or trade secrets.

7. Amendments; Waivers; Remedies. This Agreement may not be amended or waived except by a writing signed by the Executive and by a duly authorized representative of Employer other than the Executive. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

8. Assignment. The performance of the Executive is personal hereunder, and the Executive agrees that he shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by Employer; and nothing in this Agreement shall prevent the consolidation, merger or sale of Employer or a sale of any or all or substantially all of its assets. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, and assigns.

9. Notices. All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail. The Executive shall be obligated to notify Employer in writing of any change in his address. Notice of change of address shall be effective only when done in accordance with this paragraph.

Employer’s Notice Address:

CyberSource Corporation

1295 Charleston Road

Mountain View, CA 94043

ATTN: General Counsel

Executive’s Notice Address:

Roy Banks

6174 Thornton Circle

Highland, Utah 84003

10. Severability. If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

11. Taxes. All amounts paid under this Agreement shall be paid less all applicable state and federal tax withholdings (if any) and any other withholdings required by any applicable jurisdiction or authorized by the Executive.

Employer and any successor-in-interest shall have the authority to delay the payment of any amounts under this Agreement to the extent it deems necessary or appropriate to comply with Section 409A(a)(2)(B)(i) of the Internal Revenue Code; in such event, any payment to which the Executive would otherwise be entitled during the six (6) month period following the date of the Executive’s termination of employment will be payable on the first business day following the expiration of such six (6) month period.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

13. Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

14. Obligations Surviving Termination of Employment. The Executive agrees that his obligations under Sections 5 and 6 and Exhibit B of this Agreement, and under the Non-Competition and Non-Solicitation Agreement, shall survive the termination of employment and the termination of this Agreement.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

16. Entire Agreement. This Agreement is intended to be the final, complete, and exclusive statement of the terms of the Executive’s employment by Employer and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein (including the Confidentiality Agreement attached as Exhibit B and the Non-Competition and Non-Solicitation Agreement). To the extent that the practices, policies or procedures of Employer, now or in the future, apply to the Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. The parties acknowledge and agree that this Agreement supersedes and replaces in its entirety the Executive’s Executive Retention Agreement with the Company dated May 23, 2005.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CYBERSOURCE CORPORATION		ROY BANKS:

By:	/s/ William S. McKiernan	/s/ Roy Banks
William S. McKiernan
Title:	Chairman and CEO

Exhibit A

FORM OF GENERAL RELEASE OF CLAIMS

In exchange for the consideration from CyberSource Corporation (“Company”) described in Section 4(b) of the Executive Employment Agreement between you and CyberSource Corporation dated June 17, 2007 (the “Employment Agreement”), the sufficiency of which is hereby acknowledged, you, on your own behalf and on behalf of your heirs, personal representatives, and assigns, hereby voluntarily and irrevocably release, acquit and forever discharge Company, Employer, their respective parent, subsidiary, affiliated, related, predecessor, and successor entities, and their respective past, present and future officers, directors, agents, representatives, attorneys, servants, employees, predecessors, successors, and assigns (hereinafter the “Releasees”), from any and all claims, demands, liabilities, debts, judgments, damages, expenses (including attorneys’ fees and costs), actions, causes of action or suits of any kind whatsoever which you, your heirs, personal representatives and assigns, and each of them, may have had or may now have, whether known or unknown, including, but not limited to, common law claims, statutory claims, claims for wages, commissions, bonuses or earnings or benefits, claims for overtime, claims or causes of action under the Civil Rights Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act (29 U.S.C. Section 2101 et seq.), the Americans with Disabilities Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, the Equal Pay Act, the Massachusetts Fair Employment Practices Act, the California Fair Employment and Housing Act and any equivalent state law, tort law, contract law, law of wrongful discharge, discrimination, harassment, fraud, misrepresentation, defamation, libel, emotional distress, breach of the implied covenant of good faith and fair dealing, any other federal, state or municipal statute or ordinance, and claims or causes of action under any other theory, which arise out of or are related in any way, directly or indirectly, to your employment or the termination of your employment.

You further agree that you will not bring any lawsuits or make any other demands against the Releasees, or pursue any lawsuits already brought, based on your employment by Company. You further represent that you have no current or pending actions, charges, lawsuits or complaints against Company. You acknowledge and understand that the consideration provided for in the Employment Agreement constitutes a full, fair and complete payment for the release and waiver of all your possible claims. You acknowledge and understand that Company does not owe you anything for your employment in addition to the consideration set forth in the Employment Agreement.

THIS MEANS THAT YOU MAY NOT SUE COMPANY OR THE OTHER RELEASEES FOR ANY CURRENT OR PRIOR CLAIMS ARISING OUT OF YOUR EMPLOYMENT OR TERMINATION.

In signing this Release, you acknowledge that you understand its provisions, that your agreement is knowing and voluntary, that you have been afforded a full and reasonable opportunity of at least 21 days to consider its terms and to consult with or seek advice from an attorney or any other person of your choosing, and that you have been advised by the Company to consult with an attorney prior to executing this Release.

For a period of seven (7) days following your execution of this Release, you may revoke your signature, and this Release shall not become effective or enforceable until this seven (7) day revocation period has expired. No payments or benefits under Section 4(b) of the Employment Agreement will be made or provided until after this seven-day period has expired without your revoking this Release. You understand and acknowledge that the terms of your employment and the Company’s usual severance policies or practices (if any) would have provided you less severance pay and benefits than those provided to you under the Employment Agreement.

AGREED:		DATED:
Roy Banks

Exhibit B

AGREEMENT REGARDING CONFIDENTIALITY AND INVENTIONS

In consideration of CyberSource Corporation or its subsidiaries or affiliates (referred to separately or together as “Company”) employing me, compensating me and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, I (the “Employee”) understand and agree to the following provisions for the protection of Company property rights:

I. COMPANY CONFIDENTIAL INFORMATION AND MATERIALS. I acknowledge that the following information and materials in written, oral, machine-readable, photographic or other form and whether now existing or developed or created during my employment with the Company (the “Confidential Information”) are proprietary to Company and are highly sensitive in nature:

A. Information Marked Proprietary or Confidential. All data, documents, materials, drawings and information that I receive from Company in tangible form and marked “Proprietary” or “Confidential.”

B. Technology. Any and all Technology (as defined below) which is constructed, designed, improved, altered or used by Company and which is not generally known to the public or within the industries in which Company competes.

C. Business Procedures. Internal business procedures and business plans, including analytical methods and procedures, licensing techniques, manufacturing information and procedures such as formulations, processes and equipment, technical and engineering data, vendor names, other vendor information, purchasing information, financial information, service and operational manuals and documentation therefor, ideas for new products and services and other such information which relates to the way Company conducts its business and which is not generally known to the public.

D. Legal Rights. Patents, copyrights, mask work rights, trade secrets, trademarks, service marks, and the like.

E. Marketing Plans and Customer Lists. Any and all customer and marketing information and materials, such as (i) strategic data, including marketing and development plans, forecasts and forecast assumptions and volumes, and future plans and potential strategies of Company which have been or are being discussed; (ii) financial data, including price and cost objectives, price lists, pricing policies and procedures, and quoting policies and procedures; and (iii) customer data, including customer lists, names of existing, past or prospective customers and their representatives, data provided by or about prospective, existing or past customers, customer service information and materials, data about the terms, conditions and expiration dates of existing contracts with customers and the type, quantity and specifications of products and services purchased, leased or licensed by customers of Company.

F. Third Party Information. Any and all information and materials in Company’s possession or under its control from any other person or entity which Company is obligated to treat as confidential or proprietary (“Third Party Information”).

G. Not Generally Known. Any and all information not generally known to the public or within the industries or trades in which Company competes.

II. NON-CONFIDENTIAL INFORMATION AND MATERIALS. The following information and materials shall not be considered Confidential Information.

A. General Skills and Knowledge. The general skills and experience that I gain during my employment, and information publicly available or generally known within the industries or trades in which Company competes.

B. Public Domain. Information which at the time of disclosure is in the public domain, or which later becomes part of the public domain by publication or otherwise through no breach by any party of any confidentiality obligation to Company.

C. Prior Possession. Information which I can demonstrate was in my possession prior to Company’s disclosure to me. Except as disclosed on Schedule A to this agreement, I have no knowledge of the Company’s Confidential Information, other than information I have learned from the Company in the course of being hired and employed.

D. Third Party. Information which is furnished to me by a third party, as a matter of right without restriction on disclosure, and which was not received directly or indirectly from Company, and which Company is not obligated to keep confidential.

E. Independent Development. Information which I can demonstrate that I independently developed outside the scope and course of my employment and without any reliance upon the Confidential Information.

III. MY OBLIGATIONS AS TO CONFIDENTIAL INFORMATION AND MATERIALS. During my employment, I will have access to the Confidential Information and will occupy a position of trust and confidence regarding Company’s affairs and business. I agree to take the following steps to preserve the confidential and proprietary nature of the Confidential Information.

A. Non-Disclosure. During and after my employment, I will not use, disclose or otherwise permit any person or entity access to any of the Confidential Information other than as required in the performance of my duties with Company, and I will take all reasonable precautions to prevent disclosure of the Confidential Information to unauthorized persons or entities. I understand that I am not allowed to sell, license or otherwise exploit any products or services which embody in whole or in part any Confidential Information.

B. Third Party Information. I will maintain the confidentiality of Third Party Information and will not use the information or disclose it to anyone (except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party).

C. Location and Reproduction. I agree to maintain at my workstation and/or any other place under my control only such Confidential Information that is necessary to carry out my responsibilities as an employee of the Company. I agree to return to the appropriate person or location or otherwise properly dispose of Confidential Information once that necessity no longer exists. I also agree not to make copies or otherwise reproduce Confidential Information except to the extent necessary to carry out my responsibilities as an employee of the Company.

IV. INVENTIONS

A. Definitions.

“Technology” comprises all materials, information, ideas and other subject matter, including, without limitation, works of authorship and other creations; inventions, invention disclosures, discoveries, developments and patent applications; know-how and trade secrets; plans, designs and concepts; drawings, diagrams and schematics; writings, reports, notebooks, and other documents; specifications, formulas, structures and other technical or engineering information; prototypes, systems, compositions, hardware, tools, equipment, instruments and other products, technology; processes, methods, techniques, procedures and work in process; computer programs (in source code, object code or any other format), applications, algorithms, protocols, data and databases, programmable logic and documentation; and any copies, extracts, portions, derivatives, improvements and enhancements thereof and modifications thereto.

“Inventions” means any and all Technology that (i) is created, made, conceived, invented, discovered, developed, reduced to practice or suggested by me, alone or together with others, at any time during my employment by the Company or, whether during or within a reasonable time after my employment with the Company, otherwise in connection with my activities as an employee of, or based upon any Confidential Information of, the Company, and (ii) relates in any manner to the actual or reasonably anticipated business, research, development or other activities of the Company, or were created, made, conceived, invented, discovered, developed, reduced to practice or suggested using the Company’s equipment, supplies, facilities, or Confidential Information. “Inventions” shall not include (a) Technology expressly set forth on Schedule A, and (b) other Technology to the extent that California Labor Code Section 2870 or any other mandatory and non-waivable applicable laws, prohibits the assignment thereof as set forth herein. I acknowledge and understand that Section 2870(a) provides as follows:

“Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer [or] (2) Result from any work performed by the employee for the employer.”

B. Ownership of Inventions. I agree and acknowledge that all right, title and interest with respect to all Inventions shall solely vest in, inure to the sole benefit of, and be the sole property of, the Company without any limitations. I agree and acknowledge that all Inventions shall be considered works made for hire and works produced in the service of the Company within the scope of my employment.

C. Assignment of Inventions. I agree to assign and transfer to the Company, without further consideration, my entire right, title and interest (throughout the United States and in all other countries or jurisdictions), free and clear of all liens and encumbrances, in and to all Inventions. Such assignment and transfer to the Company shall be continuous during my employment as of the relevant time of development of each such Invention. The Company may, in its sole discretion, agree to provide consideration for certain Inventions through a written agreement between the Company and the undersigned which specifically provides for such consideration; in all other cases, no consideration shall be paid. The Inventions shall be the sole property of the Company, whether or not copyrightable or patentable or in a commercial stage of development. In addition, I agree to maintain adequate and current written records on the development of all Inventions, which shall also remain the sole property of the Company. I also agree that all Inventions shall be considered works made for hire and works produced in the service of the Company within the scope of my employment.

D. Moral Rights. To the extent allowed by law, this assignment of inventions includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

E. License for Other Inventions. If, in the course of my employment with the Company, I incorporate into Company property an invention owned by me or in which I have an interest, the Company is hereby granted a nonexclusive, royalty-free, irrevocable, perpetual and transferable license throughout the universe to make, use, import, sell, copy, distribute, display, perform (whether or not publicly) such invention as part of and in connection with the Company property.

F. Assist With Registration. In the event any Invention shall be deemed by the Company to be copyrightable or patentable or otherwise registrable, I will assist the Company (at its expense) in obtaining and maintaining letters patent or other applicable registrations and in vesting the Company with full title. Should the Company be unable to secure my signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention, due to my incapacity or any other cause, I hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact to do all lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protection with the same force and effect as if executed and delivered by me.

G. Disclosure. I agree to disclose promptly to the Company all Inventions and relevant records. I further agree to promptly disclose to the Company any idea that I do not believe to be an Invention, but is conceived, developed, or reduced to practice by me (alone or with others) while I am employed by the Company or during the one-year period following termination of my employment. I will disclose the idea, along with all information and records pertaining to the idea, and the Company will examine the disclosure in confidence to determine if in fact it is an Invention subject to this Agreement.

V. FORMER OR CONFLICTING AGREEMENTS

A. Former Agreements. I represent and warrant that my performance of the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me prior to my employment by the Company. I have listed in Schedule A all other agreements concerning proprietary information or inventions to which I am a party and attached copies of any agreements in my possession. To the best of my knowledge, there is no other contract between me and any other person or entity that is in conflict with this agreement or concerns proprietary information, inventions or assignment of ideas.

B. Prohibition On Use Of Third Party Information. I represent and warrant and covenant that I will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any. I acknowledge and agree that any violation of this provision shall be grounds for my immediate termination and could subject me to substantial civil liabilities and criminal penalties. I further specifically and expressly acknowledge that no officer or other employee or representative of the Company has requested or instructed me to disclose or use any such third party proprietary information or trade secrets.

VI. TERMINATION

A. Return of the Company’s Property. I agree to promptly return to the Company upon termination of my employment all Confidential Information and all personal property furnished to or prepared by me in the course of or incident to my employment. Following my termination, I will not retain any written or other tangible material containing any Confidential Information or other information pertaining to any Inventions.

B. Termination Certificate. In the event of the termination of my employment, I agree, if requested by the Company, to sign and deliver the Termination Certificate attached as Schedule B.

C. Subsequent Employers. I agree that after the termination of my employment with the Company, I will not enter into any agreement that would cause me to violate any of my obligations under this agreement and will inform any subsequent employers of my obligations under this agreement.

D. Survival. The terms and conditions of this agreement and my obligations hereunder shall survive any termination of my employment with the company and any expiration or termination of any employment or other agreement between the Company and me, and such terms and conditions shall remain in full force and effect as set forth herein.

VII. ENFORCEMENT. I acknowledge that monetary damages will not be sufficient to avoid or compensate for the unauthorized use or disclosure of any Confidential Information and that injunctive relief would be appropriate to prevent any actual or threatened use or disclosure of such Confidential Information. I further understand that Company may waive some of the requirements expressed in this Agreement, but to make such a waiver effective it must be made in writing by the Company and such a waiver should not in any way be deemed a waiver of Company’s right to enforce any other requirements of this Agreement. I agree that each of my obligations specified above is a separate and independent covenant and that the unenforceability of any of them shall not preclude the enforcement of the rest of them or of any other covenants in this Agreement.

VIII. REMEDIES. No remedy conferred on Company by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given or now or later existing at law or in equity or by statute or otherwise. The election of one or more remedies by Company or me shall not constitute a waiver of the right to pursue other available remedies.

IX. AT-WILL RETENTION. Although I understand that my employment is contingent on the acceptance and observance of this Agreement, this Agreement shall not be construed to make my employment other than terminable at will at anytime by me or Company at our sole discretion, with or without cause.

X. MISCELLANEOUS PROVISIONS.

A. Prior Disclosures. I agree this Agreement shall apply to any Confidential Information that Company may have provided me prior to the effective date hereof.

B. Construction and Validity. This Agreement shall be governed by the laws of the State of California, excluding its conflict of law principles, and any disputes which cannot be resolved between the parties shall be submitted to the courts within California for resolution. If any provision of this Agreement is held to be void, invalid, or inoperative, such event shall not affect any other provisions, which shall continue and remain in full force and effect as though such void, invalid or inoperative provisions had not been a part of this Agreement.

C. Amendments. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by an officer of the Company and me.

D. Entire and Sole Agreement. This Agreement constitutes the entire understanding and agreement between the Company and me regarding the subject matter of this Agreement and supersedes any and all prior or contemporaneous oral or written communications regarding it.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY NOTED ON SCHEDULE A TO THIS AGREEMENT ANY CONFIDENTIAL OR PROPRIETARY INFORMATION, IDEAS, PROCESSES, INVENTIONS, TECHNOLOGY, WRITINGS, PROGRAMS, DESIGNS, FORMULAS, DISCOVERIES, PATENTS, COPYRIGHTS, OR TRADEMARKS, OR IMPROVEMENTS, RIGHTS, OR CLAIMS RELATING TO THE FOREGOING, THAT I DESIRE TO EXCLUDE FROM THIS AGREEMENT.

EMPLOYEE:	WITNESS: COMPANY

By:
Signature

Name:
Name (Please Print)

Title:
Social Security Number

Date:	Date:

SCHEDULE A

EMPLOYEE’S DISCLOSURE

1.	Confidential Information. Except as set forth below, I acknowledge that at this time I know nothing about the business or Confidential Information of Company (the “Company”), other than information I have learned from the Company in the course of being hired:

2.	Prior Inventions. Except as set forth below, there are no ideas, concepts, inventions, discoveries, developments, know-how, structures, designs, formulas, algorithms, methods, products, processes, systems and technologies in any stage of development that are conceived, developed or reduced to practice by me alone or with others; any patents, patents pending, copyrights, moral rights, trademarks and any other intellectual property rights therein; or any improvements, modifications, derivative works from, other rights in and claims related to any of the foregoing under the laws of any jurisdiction, that I wish to exclude from the operation of this Agreement:

3.	Prior Agreements. Except as set forth below, I am aware of no prior agreements between me and any other person or entity concerning proprietary information or inventions (attach copies of all agreements in your possession):

Date:

Employee Name

Employee Signature

SCHEDULE B

TERMINATION CERTIFICATE CONCERNING

COMPANY CONFIDENTIAL INFORMATION

This is to certify that I have returned all property of CyberSource (the “Company”), including, without limitation, all source code listings, books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents and materials, Confidential Information, and equipment furnished to or prepared by me in the course of or incident to my employment with the Company, and that I did not make or distribute any copies of the foregoing.

I further certify that I have reviewed the Company’s Agreement Regarding Confidentiality and Inventions (“Agreement”) signed by me and that I have complied with and will continue to comply with each and all of its terms and conditions, including without limitation: (i) the reporting of any and all ideas, concepts, inventions, discoveries, developments, know-how, structures, designs, formulas, algorithms, methods, products, processes, systems and technologies; any and all patents, patents pending, copyrights, moral rights, trademarks and any other intellectual property rights therein; and any and all improvements, modifications, derivative works from, other rights in and claims related to any of the foregoing under the laws of any jurisdiction, conceived or developed by me alone or with others and covered by the Agreement and (ii) the preservation as confidential all Confidential Information pertaining to the Company. This certificate in no manner limits my responsibilities or the Company’s rights under the Agreement.

On termination of my employment with the Company, I will be employed by                                                               [Name of New Employer] [in the                                  division] and I will be working in connection with the following projects:

[generally describe the projects]

Date:

Employee Name

Employee Signature